SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 24, 2004

Hooper Holmes, Inc.

(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of principal executive officers) (zip)

Registrant’s telephone number, including area code (908) 766-5000

None

(Former names or former address, if changed since last report.)

FORM 8-K

Item 5. Other Events

On June 24, 2004 Hooper Holmes, Inc, issued a news release announcing the appointment of Daniel R. Ross, as Vice President and General Manager of its Diversified Business Unit (DBU), effective July 1, 2004. Mr. Ross succeeds Mr. Steven Kariotis, who will become a DBU Zone Manager based in Akron, OH. A copy of the June 24, 2004 press release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 News release of Hooper Holmes, Inc dated June 24, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

By:	/s/ Fred Lash
Fred Lash
Senior Vice President,
Chief Financial Officer & Treasurer

Date: June 29, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 24, 2004.